                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C. 20549

                                  FORM 8-K


                               CURRENT REPORT


                   Pursuant to section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     July 22, 1996
                                                 ---------------------

                         Seagull Energy Corporation
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in charter)


                                    Texas
- --------------------------------------------------------------------------------
               (State or other jurisdiction of incorporation)



               1-8094                                   74-1764876
     -------------------------                ---------------------------------
      (Commission File Number)                (IRS Employer Identification No.)


 1001 Fannin, Suite 1700, Houston, Texas                         77002 -6714
- --------------------------------------------------------------------------------
 (Address of principal executive offices)                        (Zip Code)



                               (713) 951-4700
- --------------------------------------------------------------------------------
             (Registrant's telephone number including area code)




                               Not Applicable
- --------------------------------------------------------------------------------
        (Former name or former address, if change since last report)

Item 5. Other Events

        On July 22, 1996, Seagull Energy Corporation, a Texas corporation ("Seagull" or the "Company"), executed a definitive stock purchase agreement (the "ESI Purchase Agreement") providing for the purchase by Seagull of all of the outstanding common stock of Esso Suez Inc. ("ESI") from Exxon Corporation. Also, on July 22, 1996, Seagull executed a definitive purchase agreement (the "EEL Purchase Agreement") providing for the purchase of certain assets of Esso Egypt Limited (the "EEL Assets") from Exxon Corporation. The gross purchase price, including cash and receivables, of ESI and the EEL Assets is approximately $168 million, including $4.5 million allocated to the EEL Assets. The prompt collectibility of certain receivables will preclude any necessity for financing beyond a $68 million net cash payment, funded through additional borrowings under Seagull's existing revolving credit facilities (the "Credit Facilities"). The effective date for the acquisition is January 1, 1996.

        ESI's assets consist of a 100% interest in the East Zeit oil producing concession in the offshore Gulf of Suez, and the EEL Assets consist of the entire working interest in the South Hurghada exploration concession located onshore on the coast of the Gulf of Suez approximately 250 miles south of Cairo. As of December 31, 1995, net proved reserves attributable to the ESI concession were estimated at 18.9 million barrels ("MMbbls") of crude oil. After accounting for the production during 1996 through the anticipated closing date, Seagull estimates that the ESI concession area will contain approximately
17.4 MMbbls of net proved oil reserves. The ESI concession area has current gross production averaging approximately 16,000 barrels of crude oil per day. The 63,000-acre South Hurghada concession contains a number of currently drillable exploratory prospects, plus two existing oil discoveries.

        The consummation of the purchase of ESI and the purchase of the EEL Assets are required to occur simultaneously and are subject to certain other conditions, including obtaining governmental approvals and other conditions outside the control of the parties.

        Seagull currently estimates that it will initially borrow $68 million under the Credit Facilities to fund the purchase of ESI and the EEL Assets. Under provisions included in the Credit Facilities, the amount of senior indebtedness available to Seagull is subject to a borrowing base (the "Borrowing Base") based upon the proved reserves of Seagull's exploration and production operations and the financial performance of its other operations. The Borrowing Base is generally determined annually, but may be redetermined, at the option of either Seagull or the banks, one additional time each year. Prior to the purchase of ESI and the EEL Assets, the Borrowing Base was $500 million and as of August 19, 1996, borrowings outstanding under the Credit Facilities were $175 million, leaving immediately available unused commitments of approximately $204 million, net of outstanding letters of credit of $3 million, $100 million of borrowings outstanding under the Company's senior notes and $18 million of borrowings outstanding under Seagull's money market facilities. Subsequent to the purchase of ESI and the EEL Assets, Seagull anticipates requesting a redetermination of the Borrowing Base to increase the Borrowing Base to $535 million, leaving immediately available unused commitments of approximately $171 million.

        The descriptions of the ESI Purchase Agreement and the EEL Purchase Agreement set forth above are qualified by reference to the ESI Purchase Agreement and the EEL Purchase Agreement which are filed herewith as Exhibit
2.1 and 2.2, respectively, and are incorporated herein by reference.

Item 7. Statements and Exhibits

(a)     Financial statements of businesses acquired.

        The financial statements of Esso Suez Inc. for the years ended December 31, 1995, 1994 and 1993 and the six months ended June 30, 1996 and 1995 are filed herewith as Exhibit 99.1.

(c)     Exhibits.

         2.1 Stock Purchase Agreement Between Seagull Energy Corporation and Exxon Corporation relating to all of the Outstanding Capital Stock of Esso Suez Inc. as executed in Houston, Texas on July 22, 1996.

         2.2 Purchase and Sale Agreement Between Esso Egypt Limited and Seagull Energy Corporation dated July 22, 1996.

        23.1    Consent of Price Waterhouse LLP.

        99.1 The financial statements of Esso Suez Inc. - Years ended December 31, 1995, 1994 and 1993 and the six months ended June 30, 1996 and 1995.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    August 28, 1996

                                    SEAGULL ENERGY CORPORATION



                                    By:   /s/ RODNEY W. BRIDGES
                                       ------------------------------------
                                             Rodney W. Bridges
                                             Vice President and Controller
                                             (Principal Accounting Officer)

                                Exhibit Index


      2.1 Stock Purchase Agreement Between Seagull Energy Corporation and Exxon Corporation relating to all of the Outstanding Capital Stock of Esso Suez Inc. as executed in Houston, Texas on July 22, 1996


      2.2     Purchase and Sale Agreement Between Esso Egypt
              Limited and Seagull Energy Corporation dated
              July 22, 1996


      23.1    Consent of Price Waterhouse LLP


      99.1 The financial statements of Esso Suez Inc. - Years ended December 31, 1995, 1994 and 1993 and the six months ended June 30, 1996 and 1995